January 2026

Preliminary Pricing Supplement No. 13,387

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 13, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF (each referred to as an “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a maturity payment amount that may be significantly less than the face amount, and may be zero, and have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document. At maturity:

￭If the price of the lowest performing underlying has increased, investors will receive the face amount plus a positive return equal to 100% of the percentage increase in the price of the lowest performing underlying from its starting price, subject to a maximum return at maturity of at least 50% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,500 per security.

￭If the price of the lowest performing underlying remains unchanged or has decreased, but the lowest performing underlying has not decreased by more than the buffer amount of 20%, investors will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the price of the lowest performing underlying from the starting price to the ending price, which will effectively be limited to a positive return of 20%

￭If the price of the lowest performing underlying has decreased by more than the buffer amount, investors will have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlying from its starting price in excess of the buffer amount

￭Investors may lose up to 80% of the face amount of the securities

￭The securities are for investors who seek an equity-based return and who are willing to risk their investment, risk exposure to the lowest performing underlying and forgo current income and upside above the maximum return in exchange for the buffer and absolute return features that in each case apply to a limited range of performance of the lowest performing underlying

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is approximately $947.50 per security, or within $35.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	February 5, 2027†, subject to postponement if the calculation day is postponed*
Underlyings:

State Street® SPDR® S&P® Metals & Mining ETF (the “XME Shares”), the State Street® Technology Select Sector SPDR® ETF (the “XLK Shares”), the State Street® Energy Select Sector SPDR® ETF (the “XLE Shares”) and State Street® Health Care Select Sector SPDR® ETF (the “XLV Shares”)

Fund underlying index:

With respect to the XME Shares, the S&P® Metals & Mining Select Industry™ Index

With respect to the XLK Shares, the Technology Select Sector Index

With respect to the XLE Shares, the Energy Select Sector Index

With respect to the XLV Shares, the Health Care Select Sector Index

Fund underlying index sponsor:	With respect to each of the XME Shares, the XLK Shares, the XLE Shares and the XLV Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

●If the ending price of the lowest performing underlying is greater than its starting price:

$1,000 plus the lesser of:

(i)[$1,000 × underlying return of lowest performing underlying × participation rate]

(ii)The maximum return

●If the ending price of the lowest performing underlying is less than or equal to its starting price, but greater than or equal to its threshold price:

$1,000 plus:

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the lowest performing underlying. In no event will this amount exceed the face amount plus $200.

●If the ending price of the lowest performing underlying is less than its threshold price:

$1,000 + [$1,000 × (underlying return of lowest performing underlying + buffer amount)]

If the ending price of the lowest performing underlying is less than its threshold price, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

Participation rate:	100%
Lowest performing underlying:	The underlying with the lowest underlying return
Underlying return:	With respect to each underlying, the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Absolute underlying return:	With respect to each underlying, the absolute value of the underlying return. For example a –5% underlying return will result in a +5% absolute underlying return.
Fund closing price:

For each underlying, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Starting price:

With respect to the XME Shares: $ , its fund closing price on the pricing date.

With respect to the XLK Shares: $ , its fund closing price on the pricing date.

With respect to the XLE Shares: $ , its fund closing price on the pricing date.

With respect to the XLV Shares: $ , its fund closing price on the pricing date.

Ending price:	With respect to each underlying, the fund closing price on the calculation day.
Calculation day:	February 2, 2027**†
Threshold price:	With respect to the XME Shares: $ , which is equal to 80% of its starting price.

January 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

With respect to the XLK Shares: $ , which is equal to 80% of its starting price.

With respect to the XLE Shares: $ , which is equal to 80% of its starting price.

With respect to the XLV Shares: $ , which is equal to 80% of its starting price.

Buffer amount:	20%
Maximum return:

The “maximum return” will be determined on the pricing date and will be at least 50% of the face amount per security (at least $500 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $1,500 per security.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	January 26, 2026†
Original issue date:	January 29, 2026† (3 business days after the pricing date)
CUSIP / ISIN:	61780AV93 / US61780AV934
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

† To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

January 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $947.50, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the maximum return, the participation rate and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

January 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027 (the “securities”) may be appropriate for investors who:

￭Seek an alternative to direct exposure to the underlyings that provides returns for a certain range of positive performance of the lowest performing underlying, subject to the maximum return

￭Seek to potentially outperform the lowest performing underlying in a moderately bearish scenario

￭Understand that any positive return based on the depreciation of the lowest performing underlying will be limited to 20%, and that any depreciation of the lowest performing underlying from its starting price to its ending price of more than the buffer amount will result in a loss, rather than a positive return, on the securities

￭Desire to obtain a buffer against a specified level of negative performance in the lowest performing underlying

￭Understand that the return on the securities will depend solely on the performance of the lowest performing underlying and that they will not benefit in any way from the performance of any better performing underlying

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying

￭Understand and are willing to accept the full downside risks of each underlying

￭Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings

￭Are willing to hold the securities to maturity

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity

￭Are unwilling to accept the risk that the ending price of the lowest performing underlying may decrease by more than the buffer amount from its starting price, resulting in a loss of some or a significant portion of the initial investment

￭Seek uncapped exposure to the upside performance of the lowest performing underlying

￭Seek full return of the face amount of the securities at maturity

￭Seek current income from their investments

￭Are unwilling to accept the risk of exposure to each of the underlyings

￭Seek exposure to the lowest performing underlying but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “State Street® SPDR® S&P® Metals & Mining ETF Overview,” “State Street® Technology Select Sector SPDR® ETF Overview,” “State Street® Energy Select Sector SPDR® ETF Overview” and “State Street® Health Care Select Sector SPDR® ETF Overview” below.

January 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Determining Maturity Payment Amount

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

January 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on a range of hypothetical underlying returns of the lowest performing underlying and the following terms:

Face amount:	$1,000 per security
Participation rate:	100%
Threshold price:	80% of its starting price
Buffer amount:	20%
Hypothetical maximum return:	50% of the face amount ($500 per security)

Securities Payoff Diagram

The lowest performing underlying
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Contingent absolute return
$1,000 Face amount
$1,500 Hypothetical maximum maturity payment amount
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
50%
60%
80%
100%
Underlying return of the lowest performing underlying

January 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the underlyings relative to their respective starting prices. We cannot predict the ending prices of the underlyings on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlyings. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the maturity payment amount on a hypothetical offering of the securities, based on the following terms*:

Investment term:	Approximately 1 year
Hypothetical starting price:	With respect to the XME Shares: $100
With respect to the XLK Shares: $100
With respect to the XLE Shares: $100
With respect to the XLV Shares: $100
Hypothetical threshold price:	With respect to the XME Shares, $80, which is 80% of its respective hypothetical starting price
With respect to the XLK Shares, $80, which is 80% of its respective hypothetical starting price
With respect to the XLE Shares, $80, which is 80% of its respective hypothetical starting price
With respect to the XLV Shares, $80, which is 80% of its respective hypothetical starting price
Buffer amount:	20%
Participation rate:	100%
Hypothetical maximum return:	50% of the face amount ($500 per security)

* The hypothetical starting price of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices, threshold prices and maximum return will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual fund closing prices of the underlyings, see the historical information set forth herein.

Example 1 — Each underlying appreciates over the term of the securities, and investors receive a positive return, calculated based on the underlying return of the lowest performing underlying, subject to the maximum return.

Ending price		XME Shares: $130 XLK Shares: $110
XLE Shares: $140
XLV Shares: $150
Underlying return		XME Shares: ($130 – $100) / $100 = 30% XLK Shares: ($110 – $100) / $100 = 10% XLE Shares: ($140 – $100) / $100 = 40% XLV Shares: ($150 – $100) / $100 = 50%
Maturity payment amount	=	$1,000 plus the lesser of: (i)[$1,000 × underlying return of lowest performing underlying × participation rate] (ii)the maximum return of $500
	=	$1,000 + [$1,000 × 10% × 100%]

January 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

=	$1,100

In example 1, the ending price of each of the XME Shares, the XLK Shares, the XLE Shares and the XLV Shares is greater than its starting price. Therefore, investors receive at maturity the face amount plus the lesser of a positive return equal to 100% of the appreciation of the lowest performing underlying, which is the XLK Shares in this example, and the maximum return of $500. Investors receive $1,100 per security at maturity.

Example 2 — Each underlying appreciates over the term of the securities, and investors receive a positive return, calculated based on the underlying return of the lowest performing underlying, subject to the maximum return.

Ending price		XME Shares: $200 XLK Shares: $170
XLE Shares: $180
XLV Shares: $190
Underlying return		XME Shares: ($200 – $100) / $100 = 100% XLK Shares: ($170 – $100) / $100 = 70% XLE Shares: ($180 – $100) / $100 = 80% XLV Shares: ($190 – $100) / $100 = 90%
Maturity payment amount	=	$1,000 plus the lesser of: (i)[$1,000 × underlying return of lowest performing underlying × participation rate] (ii)the maximum return of $500
	=	$1,000 + $500
	=	$1,500

In example 2, the ending price of each of the XME Shares, the XLK Shares, the XLE Shares and the XLV Shares is greater than its starting price. Therefore, investors receive at maturity the face amount plus the lesser of a positive return equal to 100% of the appreciation of the lowest performing underlying, which is the XLK Shares in this example, and the maximum return of $500. On the maturity date, investors would receive the maturity payment amount equal to $1,500 per $1,000 face amount of securities (which is the maximum maturity payment amount), resulting in a total return on the securities of 50%. The appreciation potential of the securities is limited by the hypothetical maximum return. Although the participation rate provides 100% exposure to any increase in the underlying return of the lowest performing underlying, because the maturity payment amount will be limited to 50% of the face amount for the securities (assuming a maximum return of $500 per security), any increase in the underlying return of the lowest performing underlying by more than 50% of its starting price will not further increase the return on the securities.

Example 3 — One underlying appreciates, while the other three underlyings decline over the term of the securities but no underlying declines below the hypothetical starting price by more than the buffer amount, and investors receive a positive return, calculated based on the absolute underlying return of the lowest performing underlying.

Ending price		XME Shares: $85 XLK Shares: $130
XLE Shares: $90
XLV Shares: $80
Underlying return		XME Shares: ($85 – $100) / $100 = -15% XLK Shares: ($130 – $100) / $100 = 30% XLE Shares: ($90 – $100) / $100 = -10% XLV Shares: ($80 – $100) / $100 = -20%
Maturity payment amount	=	$1,000 plus: [$1,000 × absolute underlying return of lowest performing underlying]
	=	$1,000 + [$1,000 × 20%]
	=	$1,200

In example 3, the ending price of the XLK Shares is greater than its starting price, while the ending prices of the XME Shares, the XLE Shares and the XLV Shares are less than their respective starting prices, but are greater than or equal to their respective threshold prices. Therefore, investors

January 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

receive at maturity the face amount plus a positive return equal to the absolute underlying return of the lowest performing underlying, which is the XLV Shares in this example. Investors receive $1,200 per security at maturity.

Example 4 — Three underlyings appreciate while one underlying declines over the term of the securities, and the ending price of the lowest performing underlying is less than the hypothetical starting price by more than the buffer amount. Investors are therefore exposed to the decline in the price of the lowest performing underlying in excess of the buffer amount.

Ending price		XME Shares: $120 XLK Shares: $130
XLE Shares: $105
XLV Shares: $30
Underlying return		XME Shares: ($120 – $100) / $100 = 20% XLK Shares: ($130 – $100) / $100 = 30% XLE Shares: ($105 – $100) / $100 = 5% XLV Shares: ($30 – $100) / $100 = -70%
Maturity payment amount	=	$1,000 + [$1,000 × (underlying return of lowest performing underlying + buffer amount)]
	=	$1,000 + [$1,000 ×(-70% + 20%)]
	=	$500

In example 4, the ending prices of the XME Shares, the XLK Shares and the XLE Shares are greater than their respective starting prices, while the ending price of the XLV Shares has declined below its threshold price. Because the ending price of the XLV Shares has declined by more than the buffer amount, investors are exposed to the negative performance of the XLV Shares, which is the lowest performing underlying in this example, in excess of the buffer amount. Investors receive a maturity payment amount of $500.

Example 5 — Each underlying declines below its respective threshold price, and investors are therefore exposed to the decline in the price of the lowest performing underlying in excess of the buffer amount.

Ending price		XME Shares: $50 XLK Shares: $30
XLE Shares: $45
XLV Shares: $40
Underlying return		XME Shares: ($50 – $100) / $100 = -50% XLK Shares: ($30 – $100) / $100 = -70% XLE Shares: ($45 – $100) / $100 = -55% XLV Shares: ($40 – $100) / $100 = -60%
Maturity payment amount	=	$1,000 + [$1,000 × underlying return of lowest performing underlying + buffer amount]
	=	$1,000 + [$1,000 ×-70% + 20%]
	=	$500

In example 5, the ending price of each of the XME Shares, the XLK Shares, the XLE Shares and the XLV Shares is less than its respective threshold price. Therefore, investors are exposed to the negative performance of the XLK Shares, which is the lowest performing underlying in this example, in excess of the buffer amount. Investors receive a maturity payment amount of $500.

Because the maturity payment amount of the securities is based on the lowest performing underlying, a decline in any underlying below its respective threshold price will result in a loss of up to 80% of the face amount of your securities at maturity, even if the other underlyings have appreciated or have not declined as much.

January 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Lowest Performing Underlying*		Performance of the Securities(1)
Ending Price	Underlying Return	Maturity Payment Amount	Return on Securities(2)
$200	100.00%	$1,500.00	50.00%
$190	90.00%	$1,500.00	50.00%
$180	80.00%	$1,500.00	50.00%
$170	70.00%	$1,500.00	50.00%
$160	60.00%	$1,500.00	50.00%
$150	50.00%	$1,500.00	50.00%
$140	40.00%	$1,400.00	40.00%
$130	30.00%	$1,300.00	30.00%
$120	20.00%	$1,200.00	20.00%
$110	10.00%	$1,100.00	10.00%
$105	5.00%	$1,050.00	5.00%
$100(3)	0.00%	$1,000.00	0.00%
$95	-5.00%	$1,050.00	5.00%
$90	-10.00%	$1,100.00	10.00%
$80	-20.00%	$1,200.00	20.00%
$79	-21.00%	$990.00	-1.00%
$70	-30.00%	$900.00	-10.00%
$60	-40.00%	$800.00	-20.00%
$50	-50.00%	$700.00	-30.00%
$40	-60.00%	$600.00	-40.00%
$30	-70.00%	$500.00	-50.00%
$20	-80.00%	$400.00	-60.00%
$10	-90.00%	$300.00	-70.00%
$0	-100.00%	$200.00	-80.00%

*The underlyings exclude cash dividend payments on stocks included in the fund underlying indices.

(1) Assumes a maximum return of 50% of the face amount ($500 per security). The actual maximum return will be determined on the pricing date.

(2) The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3) The hypothetical starting price of each underlying.

January 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will receive less, and up to 80% less, than the face amount of your securities at maturity if the ending price of the lowest performing underlying is less than its respective threshold price. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending price of the lowest performing underlying is less than its threshold price, which is 80% of its starting price, the contingent absolute return feature will no longer be available and you will receive less, and up to 80% less, than the face amount of your securities at maturity. Investors may lose some or a significant portion of their investment in the securities.

￭The appreciation potential of the securities is limited by the maximum return. The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the underlying return of the lowest performing underlying, because any positive return on the securities will be limited to the maximum return of at least 50% of the face amount for the securities, any increase in underlying return of the lowest performing underlying by more than at least 50%, depending on the actual maximum return, will not further increase the return on the securities.

￭Any positive return based on the depreciation of the lowest performing underlying is effectively capped. Any positive return based on the depreciation of the lowest performing underlying will be capped at 20% because the contingent absolute return feature is operative only if the lowest performing underlying depreciates by no more than the buffer amount. Any depreciation of the lowest performing underlying by more than the buffer amount will result in a loss of some or a significant portion of the face amount and not a positive return.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the level, trading price, volatility (frequency and magnitude of changes in level) and dividend yield of the underlyings, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equities markets generally and which may affect the ending prices of the underlyings, the occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “State Street® SPDR® S&P® Metals & Mining ETF Overview,” “State Street® Technology Select Sector SPDR® ETF Overview,” “State Street® Energy Select Sector SPDR® ETF Overview” and “State Street® Health Care Select Sector SPDR® ETF Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our

January 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the calculation day. The ending price of each underlying will be based on the fund closing price of such underlying on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if each underlying appreciates prior to the calculation day but the price of any underlying decreases by the calculation day, the maturity payment amount may be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the prices of the underlyings prior to such decrease. Although the actual prices of the underlyings on the maturity date or at other times during the term of the securities may be higher than their respective ending prices, the maturity payment amount will be based solely on the fund closing prices on the calculation day.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the fund underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the fund underlying indices or the stocks that constitute the fund underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the fund underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

January 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the threshold prices and the ending prices and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an ending price in the event of a market disruption event, discontinuance of any of the underlyings or certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the fund underlying indices), including trading in the underlyings and in other instruments related to the underlyings fund or fund underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the fund underlying indices and other financial instruments related to the fund underlying indices and the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase the price at or above which such underlying must close on the calculation day so that investors do not suffer a loss on their initial investment in the securities

January 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

(depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the price of an underlying on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlyings).

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying has declined to below its respective threshold price as of the calculation day, you will be exposed to the negative performance of the lowest performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of each underlying.

January 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With four underlyings, it is more likely that any underlying will decline to below its threshold price as of the calculation day, than if the securities were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the metals and mining industry. All or substantially all of the equity securities held by the XME Shares are issued by companies whose primary line of business is directly associated with the metals and mining industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Metals and mining companies can be significantly affected by events relating to international political and economic developments, energy conservation, exploration projects, commodity prices and tax and other governmental regulations. Investments in metals and mining companies may be speculative and may be subject to greater price volatility than investments in other types of companies. Risks of metals and mining investments include: changes in international monetary policies or economic and political conditions that can affect the supply of precious metals and consequently the value of metals and mining company investments; the United States or foreign governments may pass laws or regulations limiting metals investments for strategic or other policy reasons; and increased environmental or labor costs may depress the value of metals and mining investments. These factors could affect the metals and mining industry and could affect the value of the equity securities held by the XME Shares and the price of the XME Shares during the term of the securities, which may adversely affect the value of your securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the XLK Shares and, therefore, on the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other

January 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the health care sector. The stocks included in the Health Care Select Sector Index and that are generally tracked by the XLV Shares are stocks of companies whose primary business is directly associated with the health care sector. Because the value of the securities is linked to the performance of the XLV Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the health care sector.

Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the securities held by the State Street® Health Care Select Sector SPDR® ETF and the value of the State Street® Health Care Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of the securities.

￭The performance and market price of an underlying, particularly during periods of market volatility, may not correlate with the performance of the respective fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such underlying. Each underlying does not fully replicate the respective fund underlying index and may hold securities that are different than those included in the respective fund underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of the respective fund underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and the respective fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting an underlying may impact the variance between the performance of such underlying and the respective fund underlying index. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of an underlying may differ from the net asset value per share of such underlying.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting an underlying may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these

January 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

circumstances, the liquidity of such underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such underlying, and their ability to create and redeem shares of such underlying may be disrupted. Under these circumstances, the market price of shares of such underlying may vary substantially from the net asset value per share of such underlying or the price of the respective fund underlying index.

For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of the respective fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such underlying. Any of these events could materially and adversely affect the price of the shares of an underlying and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur with respect to an underlying on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event with respect to such underlying to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event with respect to an underlying has taken place, the payment at maturity would be based on the published fund closing price per share of such underlying on the calculation day, even if such underlying’s shares are underperforming the respective fund underlying index or the component securities of the respective fund underlying index and/or trading below the net asset value per share of such underlying.

￭Adjustments to the underlyings or the fund underlying indices could adversely affect the value of the securities. The fund sponsor to each underlying (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing an underlying. Any of these actions could adversely affect the price of such underlying and, consequently, the value of the securities. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of an underlying and the value of the securities.

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that could affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

January 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

State Street® SPDR® S&P® Metals & Mining ETF Overview

The State Street® SPDR® S&P® Metals & Mining ETF is an exchange-traded fund managed by the SSGA Funds Management, Inc. (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® SPDR® S&P® Metals & Mining ETF. The State Street® SPDR® S&P® Metals & Mining ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Metals & Mining Select Industry™ Index. Effective December 1, 2025, the underlier changed its name from SPDR® S&P® Metals & Mining ETF to State Street® SPDR® S&P® Metals & Mining ETF. It is possible that this fund may not fully replicate the performance of the S&P® Metals & Mining Select Industry™ Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XME Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XME Shares for the period from January 1, 2021 through January 12, 2026. The closing price of the XME Shares on January 12, 2026 was $120.50. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XME Shares have at times experienced periods of high volatility. You should not take the historical prices of the XME Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XME Shares on the calculation day.

Shares of the State Street® SPDR® S&P® Metals & Mining ETF – Daily Closing Prices January 1, 2021 to January 12, 2026

This document relates only to the securities offered hereby and does not relate to the XME Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XME Shares (and therefore the price of the XME Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or

January 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XME Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XME Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XME Shares.

“Standard & Poor’s®,” “S&P®,” “SPDR®” and “S&P® Metals & Mining Select IndustryTM Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Metals & Mining Select Industry™ Index. The S&P® Metals & Mining Select Industry™ Index is a modified equal-weighted index that is designed to measure the performance of the following Global Industry Classification Standard (“GICS®”) sub-industries of the S&P® Total Market Index: aluminum; coal and consumable fuels, copper, diversified metals and mining, gold, precious metals and minerals, silver and steel. The share underlying index publisher with respect to the S&P® Metals & Mining Select Industry™ Index is S&P® Dow Jones Indices LLC, or any successor thereof.

January 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

State Street® Technology Select Sector SPDR® ETF Overview

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the State Street® Technology Select Sector SPDR® ETF. The State Street® Technology Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. Effective December 1, 2025, the underlier changed its name from Technology Select Sector SPDR® Fund to State Street® Technology Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLK Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLK Shares for the period from January 1, 2021 through January 12, 2026. The closing price of the XLK Shares on January 12, 2026 was $146.79. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLK Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLK Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLK Shares on the calculation day.

Shares of the State Street® Technology Select Sector SPDR® ETF – Daily Closing Prices January 1, 2021 to January 12, 2026

This document relates only to the securities offered hereby and does not relate to the XLK Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select

January 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The share underlying index publisher with respect to the Technology Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Technology Select Sector Index includes component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments. For more information, see “S&P® Select Sector Indices—Technology Select Sector Index” in the accompanying index supplement.

January 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

State Street® Energy Select Sector SPDR® ETF Overview

The State Street® Energy Select Sector SPDR® ETF is an exchange-traded fund managed by the Select Sector Trust, a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the State Street® Energy Select Sector SPDR® ETF. The State Street® Energy Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. Effective December 1, 2025, the underlier changed its name from Energy Select Sector SPDR® Fund to State Street® Energy Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLE Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2021 through January 12, 2026. The closing price of the XLE Shares on January 12, 2026 was $46.34. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLE Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLE Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLE Shares on the calculation day.

Shares of the State Street® Energy Select Sector SPDR® ETF – Daily Closing Prices January 1, 2021 to January 12, 2026

This document relates only to the securities offered hereby and does not relate to the XLE Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select

January 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The share underlying index publisher with respect to the Energy Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

January 2026 Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

State Street® Health Care Select Sector SPDR® ETF Overview

The State Street® Health Care Select Sector SPDR® ETF is an exchange-traded fund managed by the Select Sector Trust, a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the State Street® Health Care Select Sector SPDR® ETF. The State Street® Health Care Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Health Care Select Sector Index. Effective December 1, 2025, the underlier changed its name from Health Care Select Sector SPDR® ETF to State Street® Health Care Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Health Care Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLV Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLV Shares for the period from January 1, 2021 through January 12, 2026. The closing price of the XLV Shares on January 12, 2026 was $157.38. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLV Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLV Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLV Shares at any time, including on the calculation days.

Shares of the State Street® Health Care Select Sector SPDR® ETF – Daily Closing Prices January 1, 2021 to January 12, 2026

This document relates only to the securities offered hereby and does not relate to the XLV Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLV Shares (and therefore the price of the XLV Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLV Shares.

January 2026 Page 25

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLV Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Health Care Select Sector Index. The Health Care Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The Health Care Select Sector Index includes component stocks in industries such as health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; biotechnology; and life sciences tools and services. For more information, see “S&P® Select Sector Indices—Health Care Select Sector Index” in the accompanying index supplement.

January 2026 Page 26

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of more than one exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for principal at risk securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

January 2026 Page 27

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the participation rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC,

January 2026 Page 28

Morgan Stanley Finance LLC

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P® Metals & Mining ETF, the State Street® Technology Select Sector SPDR® ETF, the State Street® Energy Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due February 5, 2027

for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

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